UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 21, 2009

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On October 21, 2009, Akeena Solar, Inc., a Delaware corporation (“Akeena” or the “Company”), entered into a securities purchase agreement with an institutional investor.  The agreement permits Akeena to exercise a “put” right to sell shares of common stock to the purchaser, and permits the purchaser to exercise a “call” right to purchase shares of common stock from Akeena, in multiple “draw downs” from time to time over the life of the agreement, subject to a number of limits, terms and conditions.  No drawn down can be made before November 7, 2009, and the agreement extends until October 21, 2010, unless terminated before that date.

The shares in each draw down will be sold at the closing price from the latest trading day, but in no event less than $1.14 per share.  The maximum dollar value of any single draw down is limited to 25% of the total dollar trading volume on the trading day prior to the day of the draw down notice, or $250,000, whichever is less.  Sales of shares and warrants under the agreement are subject to the limitation on the aggregate value of securities issuable in a rolling 12 month period under the Company’s Form S-3 registration statement.  At the present time, that limitation is approximately $2 million.  Over the life of the agreement, the aggregate maximum amount of draw downs is $15 million.  At the end of the agreement, the purchaser will receive warrants to purchase a number of shares of common stock equal to 15% of the number of draw down shares issued over the course of the agreement, with a warrant term of three years and exercise prices equal to the purchase prices for each related draw down, or the latest closing market price when the warrant is issued, whichever is higher.

The aggregate amount of shares issuable in draw downs and under the related warrants under the agreement will not exceed (i) the limitation on the number of securities issuable under the Company’s Form S-3 registration statement referenced below and (ii) the number of available authorized shares.  The draw downs are also subject to compliance with any applicable NASDAQ listing rules.

The securities purchase agreement also includes a right of participation under which the purchaser has rights to participate in future debt and equity offerings of Akeena securities during the term of the agreement.

Akeena is permitted to terminate the agreement with or without reason upon 30 days notice, and the purchaser is permitted to terminate the agreement on 60 days notice.

A copy of the form of securities purchase agreement is filed as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of warrant to be issued by Akeena is filed as Exhibit 4.6 to this Current Report and is incorporated herein by reference.

The shares of common stock and warrants (and the shares of common stock issuable from time to time upon exercise of the warrants) being offered by Akeena as described above are registered under an existing shelf registration statement on Form S-3 (Registration No. 333-156603), which was declared effective by the Securities and Exchange Commission on January 30, 2009.

The foregoing is not a complete summary of the terms of the offering, the securities purchase agreement, or the warrants described in this Item 1.01, and reference is made to the complete text of the agreement and the form of warrant that are filed herewith as exhibits.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.6	Form of Warrant

10.18	Securities Purchase Agreement by and among Akeena Solar, Inc. and the Purchaser (as defined therein), dated as of October 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009	AKEENA SOLAR, INC.
By: /s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.6	Form of Warrant

10.18	Securities Purchase Agreement by and among Akeena Solar, Inc. and the Purchaser (as defined therein), dated as of October 21, 2009